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                                                                  Exhibit 10.100


                             FIFTH AMENDMENT TO THE

                 1998 RESTATEMENT OF THE HA-LO INDUSTRIES, INC.

                               401(k) SAVINGS PLAN


         WHEREAS, HA-LO Industries, Inc. (the "Corporation") acquired Lipson Associates, Inc. ("Lipson") and Lipson is now a subsidiary of the Corporation; and

         WHEREAS, the Corporation established and maintains the HA-LO Industries, Inc. 401(k) Savings Plan (the "Plan") for the benefit of its eligible employees; and

         WHEREAS, Lipson sponsors the Lipson-Alport-Glass & Associates ss. 401(k) Profit Sharing Plan ("LAGA Plan") for the benefit of its eligible employees; and

         WHEREAS, it is desirable to merge the LAGA Plan into the Plan and to amend the Plan to provide for the merger of these plans; and

         WHEREAS, the Corporation has reserved the right to amend the Plan in
Section 11.1 of the Plan.

         NOW, THEREFORE, BE IT RESOLVED, that the Plan is amended, effective as provided below, in the following particulars:

         1. Effective August 1, 1999, by adding the following Appendix A to the Plan as follows:

                                   APPENDIX A


A-1 COVERAGE. Notwithstanding anything in the Plan to the contrary, the provisions of this Appendix A shall govern those Participants who participated and had an account balance in the Lipson-Alport-Glass & Associates ss.401(k) Profit Sharing Plan (the "LAGA Plan") immediately prior to the Effective Date.

A-2 EFFECTIVE DATE. The Effective Date of this Appendix A is August 1, 1999.

A-3 SERVICE. Participants governed by this Appendix A shall be granted credit for Hours of Service with Lipson Associates, Inc. for all purposes of the Plan.

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A-4  VESTING. Participants governed by this Appendix A shall be fully vested in the amounts that are transferred from the LAGA Plan.

A-5  DISTRIBUTIONS OPTIONS. In addition to the distribution options described in
Section 6.6 of the Plan, the Accounts for Participants governed by this Appendix A shall also be distributable, at such Participant's election and subject to the requirements of Sections A-7 and A-9, in the form of 1) a non-transferable annuity providing for monthly income under any option selected by the Participant and 2) a lump sum in cash or in kind.

A-6 DEFINITIONS. For purposes of this Appendix A, the following terms and phrases as used in this Appendix shall have the meaning set forth below:

     (1) ANNUITY STARTING DATE means the first day of the first period for which an amount is payable as an annuity or any other form.

     (2) JOINT AND SURVIVOR ANNUITY means in the case of a married Participant, an annuity for the life of a Participant with a survivor annuity for the life of the spouse, providing a monthly payment equal to not more than 100% and not less than 50% of the amount of the monthly payment during the joint lives of the Participant and the spouse.

     (3) LIFE ANNUITY means an annuity for the life of the Participant.

     (4) PRE-RETIREMENT SURVIVOR ANNUITY means an annuity for the life of a Participant's spouse, the actuarial equivalent value of which is not less than 100% of the Participant's Account balances as of the date of his death.

A-7 ELECTION OF DISTRIBUTION. A Participant under this Appendix A, shall automatically receive his benefit in the form of a Life Annuity, if the Participant is not married, and a 50% Joint and Survivor Annuity, if the Participant is legally married, on his Annuity Starting Date, unless the Participant elects a different method by which his Accounts will be distributed to him. Such Participant, if he so desires, may direct how his Accounts are to be paid to his Beneficiary. If the deceased Participant did not file a direction with the Plan Administrator, then his Beneficiary shall elect the method by which the Participant's Accounts will be distributed. Notwithstanding the foregoing, if the distributable balance of the Participant's Accounts is $5,000 or less, then the Trustee shall distribute the Participant's Accounts in a lump sum, and the Participant or the Beneficiary shall have no right to elect the manner in which he will receive his distribution from the Plan.

A-8 ANNUITY PAYMENTS. Except as otherwise provided in this Appendix A, if a Participant is to receive a Life Annuity and such Participant is not legally married on his Annuity Starting Date, his Accounts shall be applied to purchase a contract from an insurance company providing for a Life Annuity, which contract shall be distributed to him. If a Participant is to receive a Life Annuity under this Appendix A and the Participant is legally married under the laws of any jurisdiction on his Annuity Starting Date, unless the spousal consent requirements described in A-9 are satisfied, the vested balance in his Accounts shall be applied to purchase a contract from an insurance company providing for payment in the form of a 50% Joint and Survivor Annuity, which contract shall be distributed to him. If a Participant dies after electing a Life Annuity but prior to the Annuity Starting Date and he is legally married on the date of his death, the entire

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vested balance of his Accounts shall be applied to purchase a contract from an insurance company providing for payment in the form of a Pre-Retirement Survivor Annuity, which contract shall be distributed to the surviving spouse, unless the spousal consent requirements described in A-9 have been satisfied.

A-9 REVOCATION OF ANNUITY. Subject to the provisions of this Appendix A, a Participant may revoke payment in the form of a Joint and Survivor Annuity and elect another form of payment under Section 6.6 or this Appendix A of the Plan by filing a Qualified Election with the Plan Administrator during his Election Period. A Participant may rescind any prior revocation of the Joint and Survivor Annuity form at any time during his Election Period. A Participant's revocation of a Joint and Survivor Annuity shall be effective only if his spouse consents, to both the form in which the benefit is to be paid and the beneficiary selected in accordance with a Qualified Election. A Participant may also elect during the Election Period to revoke payment of his Account balances in the form of a Pre-Retirement Survivor Annuity and to have such Account balances payable in a form described in Section 6.6 or Appendix A of the Plan to any Beneficiary whom he designates in accordance with a Qualified Election. A surviving spouse may revoke payment in the form of the Pre-Retirement Survivor Annuity and elect payment in another form of payment as permitted under Section 6.6 of the Plan by filing a written election with the Plan Administrator subsequent to the Participant's death.

     (a) DEFINITIONS.

         (i) ELECTION PERIOD. The Election Period is the period which begins on the first day of the Plan Year in which the Participant attains age 35 and ends on the date of the Participant's death. If a Participant separates from service prior to the first day of the Plan Year in which he attains age 35, with respect to the vested Accounts as of the date of separation, the Election Period shall begin on the date of separation. A Participant may make a valid Qualified Election prior to the first day of the Election Period; provided, however, such Qualified Election shall become invalid as of the first day of the Election Period. The Participant with the spouse's notarized consent must thereafter execute a new Qualified Election.

         (ii) QUALIFIED ELECTION. A Qualified Election is a waiver of a Joint and Survivor Annuity or a Pre-Retirement Survivor Annuity. The waiver must be in writing and must be consented to by the Participant's spouse, unless it is established to the satisfaction of the Plan Administrator that there is no spouse, the spouse cannot be located or other circumstances exist where spousal consent is not required under Treasury Regulations. The spouse's consent to a waiver must be notarized. Any consent necessary under this provision will be valid only with respect to the spouse who signs the consent. Additionally, a revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. Thereafter, a new waiver may be filed with the spouse's notarized consent. The number of revocations and new waivers shall not be limited.


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     (b) NOTICE REQUIREMENTS.

         (i) NOTICE OF JOINT AND SURVIVOR ANNUITY. In the case of a Joint and Survivor Annuity, the Administrator shall provide each Participant not less than 30 days and not more than 90 days prior to the Annuity Starting Date with a written explanation of:

                (A) the terms and conditions of the Joint and Survivor Annuity;

                (B) the Participant's right to make and the effect of an
                    election to waive the Joint and Survivor Annuity form of benefit;

                (C) the rights of a Participant's spouse; and

                (D) the right to make, and the effect of, a revocation of a previous election to waive the Joint and Survivor Annuity.

                Notwithstanding any provisions of the Plan to the contrary, a Participant may elect (with any applicable spousal consent) to waive the requirement that the written explanation be provided at least 30 days before the Annuity Starting Date if the distribution commences more than 7 days after such explanation is provided.

         (ii) NOTICE OF PRE-RETIREMENT SURVIVOR ANNUITY. In the case of a Pre-Retirement Survivor Annuity, the Administrator shall provide each Participant within the period beginning on the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year in which the Participant attains age 34, or, if later, within a reasonable period after the Participant is hired, a written explanation of the Pre-Retirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements applicable to a Joint and Survivor Annuity.

A-10 PRESERVATION OF BENEFITS. Notwithstanding any provision of this Plan to the contrary, any optional form of benefits available to a Participant under the LAGA Plan shall be preserved with respect to the Accounts transferred from such plan and the Plan shall be construed and operated in a manner which shall preserve such optional forms of benefit.

         IN WITNESS WHEREOF, this Fifth Amendment is executed on behalf of the Corporation on this 30th day of July, 1999.



                                     HA-LO INDUSTRIES, INC.


                                     By:
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                                     Its
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